DEBENTURE
ZEPHYR FARMS LIMITED
incorporated under the laws of Ontario

$24,000,000    Due: On Demand
THIS DEBENTURE is issued the 19th day of March, 2013 by ZEPHYR FARMS LIMITED (the “Corporation”), a corporation incorporated under the laws of the Province of Ontario, to SAMSUNG HEAVY INDUSTRIES CO., LTD. (the “Lender”).
FOR VALUABLE CONSIDERATION (the receipt and sufficiency of which are hereby acknowledged), the Corporation covenants, acknowledges, represents and warrants to and in favour of the Lender as follows:
ARTICLE 1
INTERPRETATION
1.1    Definitions
Each word and expression (capitalized or not) defined or given an extended meaning in Schedule 1.1 is used in this Debenture with the respective defined or extended meaning assigned in Schedule 1.1. Words and expressions defined in the PPSA and/or the STA and used without initial capitals in this Debenture (including in Schedule 1.1) are used in this Debenture with the respective defined meanings assigned in the PPSA and/or the STA, unless the context otherwise requires.
1.2    References to Statutes
Each reference in this Debenture to any code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian or foreign jurisdiction (including any political subdivision of any thereof) at any time shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each change thereto made at or before that time.
1.3    References to Agreements and Documents
Each reference in this Debenture to any agreement or document (including this Debenture and any other term defined in Schedule 1.1 that is an agreement or document) at any time shall be construed so as to include such agreement or document (including any attached schedules, appendices and exhibits) and each change made to it at or before that time.

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1.4    Headings
The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture. The Article and Section headings in this Debenture are included solely for convenience, are not intended to be full or accurate descriptions and shall not be considered part of this Debenture.
1.5    Grammatical Variations
In this Debenture, unless the context otherwise requires, (i) words and expressions (including words and expressions (capitalized or not) defined, given extended meanings or incorporated by reference) in the singular include the plural and vice versa (the necessary changes being made to fit the context), (ii) words in one gender include all genders and (iii) grammatical variations of words and expressions (capitalized or not) which are defined, given extended meanings or incorporated by reference in this Debenture shall be construed in like manner.
ARTICLE 2
PROMISE TO PAY
2.1    The Corporation hereby acknowledges itself indebted and promises to pay to or to the order of the Lender, ON DEMAND made in accordance with the terms hereof, or on such earlier date as the principal monies hereby secured may become payable in accordance with the terms hereof, the principal sum of TWENTY-FOUR MILLION DOLLARS ($24,000,000) in lawful currency of Canada at the office of the Lender prescribed by Section 7.5, or at such other place as the Lender may designate from time to time by notice to the Corporation, and shall pay interest thereon from the date hereof at the nominal rate of twenty-five per cent (25%) per annum calculated yearly not in advance both before and after maturity, default or judgment together with interest on overdue interest at the same rate.
ARTICLE 3
SECURITY
3.1    Fixed and Floating Security Interest
As general and continuing collateral security, without impairment or novation, for the due payment and performance of the Secured Obligations, and subject to the exceptions in Sections 3.7, 3.8, 3.9, 3.10, 3.11 and 3.12 ,the Corporation hereby grants a security interest in all of the Corporation’s present and after-acquired personal property and real property and, without limitation, hereby:

(a)	grants, assigns, conveys, hypothecates, mortgages and charges the following assets as and by way of a fixed and specific mortgage and charge to and in favour of the Lender:

(i)	all freehold, real or immovable property in which the Corporation now or hereafter has rights, including the lands and premises described in

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Schedule 3.1(a)(i), together with all buildings, erections and fixtures now or hereafter constructed, erected or installed thereon;

(ii)
all leasehold real or immovable property in which the Corporation now or hereafter has rights, including the leasehold lands and premises (if any) described in Schedule 3.1(a)(ii), together with all buildings, erections and fixtures now or hereafter constructed, erected or installed thereon;

(iii)	all mortgages, charges and hypothecs of real or immovable property in which the Corporation now or hereafter has rights;

(iv)
all rights to the assets referred to in clauses (i), (ii) and (iii) above and related benefits, easements, franchises, immunities, licences, privileges, rights of way, undersurface rights, servitudes, and other interests appertaining thereto or connected therewith; and

(v)
all Proceeds and Replacements (other than Proceeds or Replacements comprised of Intellectual Property or Unlimited Liability Shares which shall be subject to the security interest granted under paragraph (c) below) of or to assets referred to in clauses (i), (ii), (iii) and (iv) above, including all rights thereto;

(b)	charges, mortgages, hypothecs, pledges and assigns and grants a security interest in the following assets as and by way of a fixed and specific security to and in favour of the Lender:

(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Documents of Title;

(iv)	Equipment;

(v)	Instruments;

(vi)	Intangibles, other than Intellectual Property;

(vii)	Inventory;

(viii)	Investment Property;

(ix)	Money;

(x)	Records;

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(xi)	Securities (other than Unlimited Liability Shares) and Security Entitlements (other than Security Entitlements in Unlimited Liability Shares);

(xii)	the business, undertakings and goodwill of the Corporation;

(xiii)	all rights of the Corporation to the assets referred to in clauses (i) to (xii) inclusive above; and

(xiv)
all Proceeds and Replacements (other than Proceeds or Replacements comprised of Intellectual Property, Unlimited Liability Shares or Security Entitlements to Unlimited Liability Shares which shall be subject to the security interest granted under paragraph (c) below) of or to assets referred to in clauses (i) to (xiii) inclusive above, including all rights thereto;

(c)	grants a security interest in the following assets as and by way of a fixed and specific security to and in favour of the Lender:

(i)	Intellectual Property;

(ii)	Unlimited Liability Shares and Security Entitlements to Unlimited Liability Shares;

(iii)	all rights of the Corporation to the assets referred to in clauses (i) and (ii) above; and

(iv)	all Proceeds and Replacements of or to assets referred to in clauses (i), (ii) and (iii) above, including all rights thereto; and

(d)	grants a security interest in the following assets, and grants, assigns, conveys, mortgages and charges the following assets as and by way of a floating charge to and in favour of the Lender:

(i)
all assets of whatever nature and kind in which the Corporation now or hereafter has rights, save and except such assets as are validly and effectively subject to the fixed and specific security created by paragraphs (a), (b) and (c) above;

(ii)	all rights of the Corporation to the assets referred to in clause (i) above; and

(iii)
all Proceeds and Replacements (other than Proceeds or Replacements comprised of Intellectual Property, Unlimited Liability Shares or Security Entitlements to Unlimited Liability Shares which shall be subject to the security interest granted under paragraph (c) above) of or to assets referred to in clauses (i) and (ii) above, including all rights thereto.

3.2    Habendum

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The Lender shall have and hold the Collateral Property for its benefit, but subject to the provisions of this Debenture.
3.3    Attachment
The Corporation acknowledges that value has been given, that the Corporation and the Lender have not agreed to postpone the time for attachment of the Security and that the Security is intended to attach, as to all of the Collateral Property in which the Corporation now has rights, when the Corporation executes this Debenture, and, as to all Collateral Property in which the Corporation only has rights after the execution of this Debenture, when the Corporation first has such rights. For certainty, the Corporation confirms and agrees that the Security is intended to attach to all present and future Collateral Property of the Corporation and each successor of the Corporation.
3.4    Dealings in the Ordinary Course
Unless a Default has occurred and is continuing, the Corporation may, provided to do so is not contrary to any provision hereof or of any Finance Document, dispose of or deal with its assets on ordinary commercial terms, in the ordinary course of its business and for the purpose of carrying on such business, except that the Corporation shall not, without the consent of the Lender, create, assume or have outstanding, any Encumbrance on the Collateral Property purporting to rank or capable of being enforced in priority to or pari passu with the Security other than Permitted Encumbrances. All rights of the Corporation as vendor, consignor or lessor and all resulting Accounts shall be subject to the Security.
3.5    Proceeds Held in Trust
If a Default has occurred and is continuing, the Corporation shall receive and hold all Proceeds in trust, separate and apart from other monies, instruments or property, and shall forthwith endorse as necessary and pay over or deliver them to the Lender to be held by the Lender in accordance with the terms and conditions of this Debenture.
3.6    Account Debtor
If a Default has occurred and is continuing, the Lender may require any account debtor of the Corporation to make payment directly to the Lender and the Lender may hold all amounts acquired from any such account debtors and any Proceeds as part of the Collateral Property in accordance with the terms and conditions of this Debenture.
3.7    Control of Securities and Security Entitlements

(a)
Contemporaneously with the execution and delivery of this Debenture (with respect to Securities and Securities Entitlements in which the Corporation now has rights) and within five (5) Business Days of the Corporation first having rights in Securities and Securities Entitlements (with respect to Securities and Securities Entitlements

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in which the Corporation only has rights after the execution and delivery of this Debenture), the Corporation shall:

(i)	physically deliver to the Lender each certificated Security that is in bearer form;

(ii)
physically deliver to the Lender each certificated Security that is in registered form and, except for Unlimited Liability Shares, either (as the Lender shall direct) endorse the Security certificate to the Lender or in blank by an effective endorsement or register the Security certificate in the name of the Lender or its representative;

(iii)
deliver to the Lender each uncertificated Security, except for Unlimited Liability Shares, or cause the issuer of that uncertificated Security to agree with the Lender that such issuer will comply with the instructions and entitlement orders originated by the Lender without the further consent of the Corporation or any other entitlement holder;

(iv)	do one of the following (as the Lender shall direct):

(A)	cause the Lender or its representative to become the entitlement holder of each Security Entitlement, except for a Security Entitlement in Unlimited Liability Shares,

(B)
cause the securities intermediary to agree with the Lender that such securities intermediary will comply with entitlement orders in relation to each Security Entitlement that are originated by the Lender without the further consent of the Corporation or any other entitlement holder, or

(C)
cause another person that has control of any Security Entitlement in the manner contemplated by subclause (A) or (B) (other than on behalf of the Lender) to acknowledge that it has control on behalf of the Lender, or having previously obtained control, acknowledge that it has control on behalf of the Lender.

Any Security, including any Security Entitlement, held or controlled by the Lender pursuant to the foregoing provisions of this Subsection 3.7(a) shall be held as Collateral under this Debenture.

(b)	Subject to Subsection 3.7(c), all rights conferred by statute or otherwise upon a registered holder of Securities shall:

(i)	with respect to any Securities or Security Entitlement held directly by the Lender or its representative, be exercised as the Corporation may direct; and

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(ii)	with respect to any Securities or Security Entitlement held directly by the Corporation or its representatives, be exercised by the Corporation.

(c)	With respect to the Corporation’s rights relating to any Securities:

(i)	such rights shall not be exercised in any manner which would be reasonably likely to be inconsistent with the rights intended to be conferred on the Lender by or pursuant to this Debenture;

(ii)
the Corporation shall not, without the prior written consent of the Lender, by the exercise of any of such rights or otherwise, permit or agree to any variation of the rights attached to or conferred by any of the Securities, participate in any rights issue, elect to receive or vote in favour of receiving any dividends other than in the form of cash or participate in any vote concerning a dissolution, liquidation or winding-up of an issuer of Securities pursuant to its incorporating statute (or any similar proceeding); and

(iii)
if a Default has occurred and is continuing (and without any consent or authority on the part of the Corporation), the Lender and its representatives may at the Lender’s discretion (in the name of the Corporation or otherwise) exercise or cause to be exercised in respect of any of the Securities (other than Securities comprised of Unlimited Liability Shares) any voting rights or rights to receive dividends, interest, principal or other payments of money, as the case may be, forming part of the Securities and all other rights conferred on or exercisable by the bearer or holder thereof.

3.8    Unlimited Liability Shares
Notwithstanding any provisions to the contrary contained in this Debenture or any other document or agreement among all or some of the parties hereto, the Corporation is the sole registered and beneficial owner of each Unlimited Liability Share subject to the Security and will remain so until such time as such Unlimited Liability Shares are effectively transferred into the name of the Lender or another person on the books and records of the Unlimited Company issuer thereof. Accordingly, the Corporation shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such Unlimited Liability Shares (except insofar as the Corporation has granted a security interest in such dividend or other distribution in favour of the Lender hereunder, and any Securities which constitute Collateral Property shall be delivered forthwith upon receipt by the Corporation to the Lender to hold as Collateral Property hereunder) and shall have the right to vote such Unlimited Liability Shares and to control the direction, management and policies of the issuer Unlimited Company to the same extent as the Corporation would if such Unlimited Liability Shares were not subject to the Security. Nothing in this Debenture or any other document or agreement among all or some of the parties hereto is intended to, or shall, constitute the Lender or any person other than the Corporation, a member of any Unlimited Company for the purposes of any applicable governing statute of such Unlimited Company until such time as notice is given to the Corporation (and not revoked) as provided herein and further steps are taken thereunder so as to register the Lender or such other person as holder of such Unlimited

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Liability Shares. To the extent any provision hereof would have the effect of constituting the Lender as a member of the Unlimited Company issuer, such provision shall be severed therefrom and ineffective without otherwise invalidating or rendering unenforceable this Debenture or such provision insofar as it relates to property which is not Unlimited Liability Shares. Except upon the exercise of rights to sell or otherwise dispose of Unlimited Liability Shares following the occurrence of a Default, the Corporation shall not cause, permit or enable any Unlimited Company issuer to cause, permit, or enable the Lender to (a) be registered as a shareholder or member of the Unlimited Company, (b) have any notation entered in its favour in the share register in respect of Unlimited Liability Shares, (c) hold the Lender out as a shareholder or member of an Unlimited Company, (d) act or purport to act as a member of an Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder or member, of the Unlimited Company, (e) be held out as shareholder or member of the Unlimited Company, (f) receive, directly or indirectly, any dividends, property or other distributions from the Unlimited Company by reason of the Lender holding a security interest in the Unlimited Liability Shares or (g) act as a shareholder or member of the Unlimited Company, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, an Unlimited Company or to be entitled to receive or receive any distribution in respect of Unlimited Liability Shares. The foregoing limitation shall not restrict the Lender from exercising the rights which it is entitled to exercise hereunder in respect of any Collateral Property constituting Unlimited Liability Shares or Security Entitlements in Unlimited Liability Shares at any time that the Lender shall be entitled to enforce the Security and realize on all or any portion of the Collateral Property pursuant to the Security.
3.9    General Partnership Interests
Notwithstanding any provision to the contrary contained in this Debenture or any other agreement or document among all or some of the parties hereto, the Corporation is the sole registered and beneficial owner of each interest held by it in any general partnership and general partnership interest in any limited partnership subject to the Security and will remain so until such time as such interest is effectively transferred into the name of another person on the books and records of the issuer thereof. To the extent any provision hereof would have the effect of constituting the Lender as a general partner of any limited or general partnership, such provision shall be severed therefrom and ineffective without otherwise invalidating or rendering unenforceable this Debenture or such provision insofar as it relates to property which is not such a general partner interest in a partnership.
3.10    Commingled Goods
If Collateral Property subsequently becomes part of a product or mass to which the security interest of another secured party attaches, “the cost of the total product or mass” within the meaning of section 37 of the PPSA shall not exceed the sum of the cost of such Collateral Property and the cost of all other goods forming part of such product or mass in which other secured parties have a security interest. Notwithstanding any limitation imposed by the PPSA on the Security in such product or mass and subject to any Permitted Encumbrances, the Security shall extend to all Accounts, Replacements or Proceeds arising from any dealing with such product or mass, ranking in priority to those of any other person holding an Encumbrance upon such product or mass. The

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Corporation shall not grant or permit to subsist any Encumbrance (other than a Permitted Encumbrance) in favour of any other creditor unless that creditor first agrees to the subordination of its Encumbrance to that of the Lender in all Accounts, Replacements and Proceeds arising from dealings with a product or mass, and the Corporation shall use commercially reasonable efforts to obtain the consent of each existing secured creditor to the rights granted to the Lender in this Section 3.10.
3.11    Leases

(a)
The last day of the term of any lease, oral or written, or any agreement therefor (including, without limitation, the leases referred to in Section 3.1(a)(ii)), now held or hereafter acquired by the Corporation shall be excepted from the Security and shall not form part of the Collateral Property but the Corporation shall stand possessed of such last day remaining and shall hold it in trust to assign and dispose of the same as the Lender directs. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or made the subject of any Encumbrance without the consent of the lessor, the application of the Security to any such lease or agreement shall be conditional upon such consent being obtained. Upon request in writing from time to time from the Lender, the Corporation shall forthwith use commercially reasonable best efforts to obtain, as soon as reasonably practicable, such consent.

(b)
Upon request in writing from time to time from the Lender, the Corporation shall forthwith use commercially reasonable efforts to obtain, as soon as reasonably practicable, an agreement from the landlord of all premises leased by the Corporation intended to preserve and facilitate the realization of the Security with respect to Collateral Property located at such premises in form and substance satisfactory to the Lender acting reasonably.

3.12    Operating Rights

(a)
Notwithstanding anything to the contrary contained herein, if the Corporation cannot lawfully grant the Security in any agreement, right or Licence comprised in the Collateral Property in which it now or hereafter has rights (“operating rights”) because the nature or terms of the operating rights prohibit or restrict such Security, the nature or terms of the operating rights require the consent of any person which has not been obtained or the grant of such Security in the operating rights would contravene or be void under applicable statute or regulation, those operating rights shall not, to the extent it would be illegal, void or result in a material loss and expense to the Corporation (any such operating rights, “Prescribed Operating Rights”), be subject to the Security (save to the extent provided below) unless and until such agreements, consents, waivers and approvals as may be required to avoid such illegality, voidness or loss and expense have been obtained (“Required Approvals”). The Security shall nonetheless immediately attach to any rights of the Corporation arising under, by reason of, or otherwise in respect of such operating rights, such as the right to receive payments thereunder and all Proceeds and Replacements of those

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operating rights (“Related Rights”), if and to the extent and as at the time such attachment to the Related Rights is not illegal, void or would not result in a material loss and expense to the Corporation.

(b)
To the extent permitted by applicable statute or regulation, the Corporation will hold in trust for the Lender, and, if a Default has occurred and is continuing, the Corporation shall (i) provide the Lender with the benefits of, all Prescribed Operating Rights and (ii) enforce all Related Rights at the direction of the Lender or at the direction of such other person (including any purchaser of Collateral Property from the Lender or any Receiver) as the Lender may designate.

(c)
The Corporation shall, at the time it enters into an IP Licence, other than an IP Licence of “off-the-shelf”, “shrink-wrap” and “click-wrap” software, use commercially reasonable efforts to obtain from the licensor or licencee (as applicable) under such IP Licence (i) a consent to the Security in such IP Licence and related Intellectual Property, including all of the Corporation’s rights thereto, and to any disposition thereof pursuant to ARTICLE 6 and (ii) an agreement that neither the Lender nor any Receiver shall have any obligations to such licensor or licencee (as applicable) by reason only of such Security or disposition.

(d)
The Corporation shall forthwith use commercially reasonable efforts to obtain, as soon as reasonably practicable, all Required Approvals and acknowledgments of the nature referred to in Subsection 3.12(c).

3.13    Consumer Goods
The Corporation confirms and agrees that the Collateral Property does not and will not include any consumer goods.
ARTICLE 4
COVENANTS OF CORPORATION
4.1    Payment of Finance Obligations
The Corporation shall punctually pay and perform the Secured Obligations in accordance with the terms and conditions of each Finance Document.
4.2    Marking the Collateral Property
The Corporation shall, at the Lender’s reasonable request, mark Collateral Property to indicate clearly that it is subject to the Security.
4.3    Encumbrances
The Corporation shall keep the Collateral Property free at all times from Encumbrance, except Permitted Encumbrances, and shall defend the title to the Collateral Property against all persons. The Corporation shall not permit, without the prior written consent of the

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Lender, any Collateral Property to become an accession to any property other than other Collateral Property or to become a fixture unless the Security ranks prior to the interests of all persons in the realty. The foregoing shall not in any way prevent the Lender from, at any time, contesting the validity, enforceability or priority of any Encumbrance. No Encumbrance shall be entitled to priority over the Security, except to the extent that it is entitled to such priority as a purchase-money security interest under the PPSA or the STA or it secures Statutory Prior Claims. Nothing in this Debenture is intended to create any rights (including subordination rights or any release of Security) in favour of any person other than the Lender, any Receiver and the other Indemnified Parties.
4.4    Insurance

(a)
The Corporation shall insure the Collateral Property as required by the provisions of each Finance Document. If the Corporation fails to obtain and maintain any such insurance, the Lender or any Receiver may do so and the Corporation shall forthwith upon demand reimburse the Lender or the Receiver for all its reasonable disbursements, costs and expenses so incurred.

(b)
Upon request by the Lender, the Corporation shall execute and deliver to the Lender, an assignment of all insurance proceeds arising under, by reason of or otherwise in respect of each policy of insurance maintained by the Corporation insuring against loss or damage to the Collateral Property in such form as the Lender shall reasonably require, and use commercially reasonable efforts to obtain forthwith the acknowledgement and consent thereto by the insurers and brokers.

4.5    Further Assurances
The Corporation shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, mortgages, pledges and charges, security agreements, assignments, agreements, debentures and assurances as the Lender may reasonably require in order to give effect to the provisions of this Debenture and for the better securing or perfecting the Security and the priority accorded to the Security intended under this Debenture. Upon the request of the Lender, the Corporation shall specifically mortgage, pledge, charge, grant a security interest in, or assign in favour of the Lender any property which the Corporation now or hereafter has rights, other than property and assets expressly excluded hereunder and Intellectual Property and Unlimited Liability Shares shall not be mortgaged, charged or assigned to the Lender, and shall execute all documents reasonably required by the Lender in connection therewith. The Corporation constitutes and appoints the Lender acting by any officer for the time being of the Lender to be its attorney with full power of substitution to do on the Corporation’s behalf anything that the Corporation can lawfully do by an attorney, including to do, make and execute all such agreements, deeds, acts, matters or things, with the right to use the name of the Corporation, whenever and wherever it deems necessary or expedient and to carry out the Corporation’s obligations under this Debenture. Such power of attorney, being granted by way of security and coupled with an interest, is irrevocable until the Secured Obligations are paid in full. Such power of attorney shall not be exercisable by the Lender unless a Default has occurred and is continuing.

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4.6    Costs and Expenses
The Corporation shall forthwith reimburse the Lender, on demand and on a full indemnity basis, for all interest, commissions, costs of realization and other costs and expenses (including legal fees and expenses on a solicitor and his own client basis) incurred by the Lender or any Receiver in connection with the preparation, issuance, protection, enforcement of and advice with respect to this Debenture and the perfection, protection, enforcement of and advice with respect to the Security, including those arising in connection with the realization, disposition of, retention, protection or collection of any Collateral Property and the protection or enforcement of the rights of the Lender or any Receiver and those incurred for registration of any financing statement registered in connection with the Security.
4.7    Reimbursements as Secured Obligations
All amounts for which the Corporation is required hereunder to reimburse the Lender or any Receiver shall, from the date of demand made upon the Corporation until the date the Lender or such Receiver receives reimbursement, be deemed advanced to the Corporation by the Lender or such Receiver, as the case may be, on the faith and security of this Debenture shall be deemed to be Secured Obligations secured by the Security and shall bear interest from the date of demand, compounded and payable monthly, both before and after demand, default and judgment, until payment of such amount is paid in full at the Default Rate.
4.8    General Indemnity
The Corporation will indemnify the Lender, any Receiver and their respective representatives, (each, an “Indemnified Party”) in respect of, and save each Indemnified Party fully harmless from and against, all claims and loss and expense which an Indemnified Party may suffer or incur in connection with (a) the exercise by the Lender or any Receiver of any of its rights hereunder or (b) any breach by the Corporation of, or any failure by the Corporation to observe or perform, any of the Secured Obligations under this Debenture, save that the Corporation shall not be obliged to so indemnify any Indemnified Party to the extent such losses and expenses are determined by a final judgment to have directly resulted from the willful misconduct or gross negligence of the Indemnified Party. The Lender shall be constituted as the trustee of each Indemnified Party, other than itself, and shall hold and enforce each such other Indemnified Party’s rights under this Section 4.8 for their respective benefits.
4.9    Registration
Unless the Lender notifies the Corporation otherwise, the Corporation shall cause its representatives to forthwith register, file and record this Debenture or notice thereof, on behalf of the Lender at all proper offices where, in the reasonable opinion of counsel to the Lender, such registration, filing or recording may be necessary or advantageous to create, perfect, preserve or protect the Security in the Collateral Property and its priority and shall hereafter cause its representatives to maintain all such registrations, filings and recordings on behalf of the Lender in full force and effect.

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ARTICLE 5
DEFAULT
5.1    Default
Whenever any Default referred to in Section 5.2 (c) occurs, unless the Lender notifies the Corporation to the contrary and subject to such terms and conditions as may be contained in such notice, the Secured Obligations shall be accelerated and be immediately due and payable in full and the Security shall become immediately crystallized and enforceable without the necessity for any further action or notice by the Lender, except that no Security over Unlimited Liability Shares shall be crystallized and enforceable without notice in writing from the Lender to the Corporation that specifically identifies the Unlimited Liability Shares and states the intention of the Lender to enforce the Security over such Unlimited Liability Shares, which notice has not been revoked. Whenever any Default referred to in Section 5.2 (a) or Section 5.2(b) occurs, the Lender may, at its option, declare the Secured Obligations accelerated and immediately due and payable in full and the Security shall become immediately crystallized and enforceable.
5.2    Events of Default
Each of the following events constitutes a Default:

(a)	an “Event of Default” referred to and defined in the Credit Agreement occurs;

(b)	an event occurs which entitles the Lender to terminate the Turbine Supply Agreement pursuant to Clause GC 2‑11(a) thereof; or

(c)	an Insolvency Event with respect to the Corporation occurs.
5.3    Security Enforceable
The fact that this Debenture provides for Defaults and rights of acceleration shall not derogate from the demand nature of any Secured Obligation payable on demand.
5.4    Waiver
The Lender may waive any Default or any breach by the Corporation of any of the provisions of this Debenture. No waiver, however, shall be deemed to extend to a subsequent breach or Default, whether or not the same as or similar to the breach or Default waived, and no act or omission by the Lender shall extend to, or be taken in any manner whatsoever to affect, any subsequent breach or Default or the rights of the Lender arising therefrom. Any such waiver must be in writing and signed by the Lender to be effective. No failure on the part of the Lender to exercise, and no delay by the Lender in exercising, any right under this Debenture shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.
ARTICLE 6
REMEDIES ON DEFAULT

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6.1    Remedies of Lender
If the Security becomes enforceable in accordance with ARTICLE 5, the Lender shall have the rights set out in this ARTICLE 6.
6.2    Right to Appoint a Receiver
If a Default has occurred and is continuing, the Lender may appoint by instrument in writing one or more Receivers of any Collateral Property. Any such Receiver shall have the rights set out in this ARTICLE 6. In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of the Corporation and the Lender shall not be responsible for any act or default of any Receiver. The Lender may remove any Receiver and appoint another from time to time. An officer or employee of the Lender may be appointed as a Receiver. No Receiver appointed by the Lender need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court. If two or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally. The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting the Lender a mortgagee in possession in respect of the Collateral Property.
6.3    Rights of a Receiver
Any Receiver appointed by the Lender shall have the following rights:

(a)
Power of Entry. The Corporation shall forthwith upon demand deliver to a Receiver possession of any Collateral Property at the place specified by the Receiver. Any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by the Corporation or where any Collateral Property is located to take possession of, disable or remove any Collateral Property, and may use whatever lawful means the Receiver considers advisable to do so.

(b)	Power of Sale.

(v)
Any Receiver may sell, lease, consign, licence, assign or otherwise dispose of any Collateral Property by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Corporation to the extent permitted by applicable law. Any Receiver may, at its discretion, establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Secured Obligations only as they are actually received. Any Receiver may buy in, rescind or vary any contract for the disposition of any Collateral Property and may dispose of any Collateral Property again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Receiver has taken possession of the Collateral Property. The exercise by the Receiver of any power of sale does not preclude

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the Receiver from further exercise of its power of sale in accordance with this clause.

(vi)
The Corporation agrees that any Receiver may, in its discretion, approach a restricted number of potential purchasers to effect any sale of any Securities comprised in the Collateral Property pursuant to Subsection 6.3(b)(i) and that a sale under such circumstances may yield a lower price for Collateral Property than would otherwise be obtainable if the same were registered and sold in the open market. The Corporation agrees that:

(A)
in the event any Receiver shall so sell Collateral Property at such private sale or sales, the Receiver shall have the right to rely upon the advice and opinion of any person who regularly deals in or evaluates Securities of the type constituting the Collateral Property as to the best price obtainable in a commercially reasonable manner; and

(B)	such reliance shall be conclusive evidence that the Receiver handled such matter in a commercially reasonable manner.

(c)
Carrying on Business. Any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of the Corporation and may, to the exclusion of all others, including the Corporation, enter upon, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by the Corporation and may use any of the Equipment and Intangibles of the Corporation for such time and such purposes as the Receiver sees fit. No Receiver shall be liable to the Corporation for any negligence in so doing or in respect of any rent, charges, costs, depreciation or damages in connection with any such action.

(d)
Pay Encumbrances. Any Receiver may pay any liability secured by any actual or threatened Encumbrance against any Collateral Property. A Receiver may borrow money for the maintenance, preservation or protection of any Collateral Property or for carrying on any of the business or undertaking of the Corporation and may grant Encumbrances in any Collateral Property in priority to the Security as security for the money so borrowed. The Corporation will forthwith on demand reimburse the Receiver for all such payments and borrowings, together with interest thereon as provided for in Section 4.7.

(e)
Leases. Upon any sale by any Receiver of any leasehold interest pursuant to this Debenture, any Receiver, for the purpose of vesting the one day residue of the term or renewal thereof in any purchaser, shall be entitled by deed or writing to appoint such purchaser or any other person a new trustee of the aforesaid residue of any such term or renewal thereof in the place and stead of the Corporation and to vest the same accordingly in the new trustee so appointed free from any obligation respecting the same.

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(f)
Dealing with Collateral. Any Receiver may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral Property in such manner, upon such terms and conditions and at such time as it deems advisable without notice to the Corporation (except as otherwise required by applicable law), and may charge on its own behalf and pay to others its costs and expenses (including legal, Receiver’s and accounting fees and expenses on a full indemnity basis) incurred in connection with such actions. The Corporation will forthwith upon demand reimburse the Receiver for all such costs and expenses.

(g)
Powers re Collateral Property. Any Receiver may have, enjoy and exercise all of the rights of and enjoyed by the Corporation with respect to the Collateral Property or incidental, ancillary, attaching or deriving from the ownership by the Corporation of the Collateral Property, including the right to enter into agreements and grant IP Licences over or pertaining to Collateral Property, the right to commence or continue proceeding to preserve or protect Collateral Property and the right to grant or agree to Encumbrance and grant or reserve profits à prendre, easements, rights of ways, rights in the nature of easements and licences over or pertaining to the whole or any part of the Collateral Property.

(h)
Retain Services. Any Receiver may retain the services of such real estate brokers and agents, lawyers, accountants, appraisers and other consultants as the Receiver may deem necessary or desirable in connection with anything done or to be done by the Receiver or with any of the rights of the Receiver set out herein and pay their commissions, fees and disbursements (which payment shall constitute part of the Receiver’s disbursements reimbursable by the Corporation hereunder). The Corporation shall forthwith on demand reimburse the Receiver for all such payments.

(i)	Complete Construction. Any Receiver may complete any unfinished construction upon or in the Collateral Property including the power to:

(i)
appoint and engage superintendents, architects, engineers, miners, geologists, consultants, contractors, managers, advisors and such other personnel which, in the discretion of the Receiver, may be required to construct, furnish or operate the Collateral Property;

(ii)	enter into contracts for the supply of materials and services which the Receiver deems necessary to complete or operate the Collateral Property;

(iii)
enter into and enforce and take the benefit of Licences, agreements and other arrangements in respect of the Collateral Property which provide loans, grants or Licences, from municipal or other governmental authorities or from any other source whatsoever;

(iv)	enter into, enforce, use and take the benefit of construction contracts, contracts for services or materials, performance bonds, insurance contracts,

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development agreements, plans, studies, reports, information or any other matter, material or arrangement in respect of the Collateral Property; and

(v)	terminate any Licences, agreements, rights or other arrangements made by the Corporation in connection with the Collateral Property on such terms as the Receiver deems reasonable.
6.4    Right to have Court Appoint a Receiver
The Lender may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Lender pursuant to this Debenture.
6.5    Lender may exercise rights of a Receiver
In lieu of, or in addition to, exercising its rights under Sections 6.3 and 6.4, but subject to Section 3.8, the Lender has, and may exercise, any of the rights which are capable of being granted to a Receiver appointed by the Lender pursuant to this Debenture. Notwithstanding any provision to the contrary contained in this Debenture, only the Lender, and not the Receiver, shall have the right to exercise the rights of a Receiver with respect to Unlimited Liability Shares.
6.6    Retention of Collateral Property
If the Security becomes enforceable, the Lender may elect to retain any Collateral Property in satisfaction of the Secured Obligations. The Lender may designate any part of the Secured Obligations to be satisfied by the retention of particular Collateral Property which the Lender considers to have a net realizable value approximating the amount of the designated part of the Secured Obligations, in which case only the designated part of the Secured Obligations shall be deemed to be satisfied by the retention of the particular Collateral Property.
6.7    Limitation of Liability
Neither the Lender, nor any Receiver shall be liable or accountable for any failure of the Lender or any Receiver to seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral Property nor shall either of them be bound to institute any proceeding for any such purposes or for the purpose of preserving any rights of the Lender, the Corporation or any other person in respect of any Collateral Property. Neither the Lender, nor any Receiver shall be liable or responsible for any claim or loss and expense whatever which may accrue in consequence of any such failure resulting from any negligence of the Lender, any Receiver or any of their respective representatives or otherwise, except to the extent determined by a final judgment to have been directly caused by the gross negligence or wilful misconduct of any Receiver, the Lender or their respective representatives. If any Receiver or the Lender takes possession of any Collateral Property, neither the Lender, nor any Receiver shall have any liability as a mortgagee in possession or be accountable for anything except actual receipts.

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6.8    Extensions of Time
The Lender and any Receiver may grant renewals, extensions of time and other indulgences, take and give up Encumbrance, accept compositions, grant releases and discharges, perfect or fail to perfect any Encumbrance, release any Collateral Property to third parties and otherwise deal or fail to deal with the Corporation, debtors of the Corporation, guarantors, sureties and others and with any Collateral Property and other Encumbrance as the Lender may see fit, all without prejudice to the liability of the Corporation to the Lender or the rights of the Lender and any Receiver under this Debenture.
6.9    Application of Payments against Secured Obligations
Any Recovery received by the Lender in respect of the Secured Obligations from time to time and any Recovery realized by the Lender on any Collateral Property shall be appropriated and applied by the Lender in accordance with Section 6.19.
6.10    Set-Off, Combination of Accounts and Crossclaims
The Secured Obligations will be paid by the Corporation without regard to any equities between the Corporation and the Lender or any right of set-off. Any indebtedness owing by the Lender to the Corporation, direct or indirect, extended or renewed, actual or contingent, matured or not, may be set off or applied against the Secured Obligations by the Lender (including the Lender acting as agent of the Lender) at any time either before or after maturity, without demand upon or notice to anyone and the terms of such indebtedness and Secured Obligations shall be changed hereby to the extent necessary to permit such set-off and application.
6.11    Deficiency
If the proceeds of the realization of any Collateral Property are insufficient to repay all liquidated Secured Obligations, the Corporation shall forthwith pay or cause to be paid to the Lender such deficiency.
6.12    Validity of Sale
No person dealing with the Lender or any Receiver or with any representative of the Lender or any Receiver shall be concerned to inquire whether the Security has become enforceable, whether any right of the Lender or any Receiver has become exercisable, whether any Secured Obligations remain outstanding or otherwise as to the propriety or regularity of any dealing by the Lender or any Receiver with any Collateral Property or to see to the application of any money paid to the Lender or any Receiver, and in the absence of fraud on the part of such person such dealings shall be deemed, as regards such person, to be within the rights hereby conferred and to be valid and effective accordingly.
6.13    Lender Not Obliged to Preserve Third Party Interests

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To the extent that any Collateral Property constitutes an Instrument or Chattel Paper, neither the Lender nor any Receiver shall be obliged to take any steps to preserve rights against prior parties in respect of any such Instrument or Chattel Paper.
6.14    Lender or Receiver may Perform
If the Corporation fails to perform any Secured Obligations, without limiting any other provision hereof, the Lender or any Receiver may perform those Secured Obligations as attorney for the Corporation in accordance with Section 4.5. The Corporation shall remain liable under each agreement, right and Licence to which it is party or by which it or any of its assets is bound and shall perform all of its obligations thereunder, and shall not be released from any of its obligations under any such agreement, right or Licence by the exercise of any rights by the Lender or any Receiver. Neither the Lender, nor any Receiver shall have any obligation under any such agreement, right or Licence, by reason of this Debenture, nor shall the Lender, or any Receiver be obliged to perform any of the obligations of the Corporation thereunder or to take any action to collect or enforce any claim made subject to the security of this Debenture. The rights conferred on the Lender and any Receiver under this Debenture are for the purpose of protecting the Security in the Collateral Property and shall not impose any obligation upon the Lender or any Receiver to exercise any such rights.
6.15    Effect of Appointment of Receiver
As soon as the Lender takes possession of any Collateral Property or appoints a Receiver over any Collateral Property, all rights of each of the other representatives of the Corporation with respect to that Collateral Property shall cease, unless specifically continued by the written consent of the Lender or the Receiver.
6.16    Time for Payment
If the Lender demands payment of any Secured Obligations in accordance with the terms thereof and subject to and in accordance with the terms and provisions of the Debenture Delivery Agreement, or if any Secured Obligations are otherwise due by maturity or acceleration, it shall be deemed reasonable for the Lender to exercise its rights under this Debenture immediately if such payment is not made within a reasonable time of demand, in the case of Secured Obligations payable on demand, or when due in all other cases, and any days of grace or any time for payment which might otherwise be required to be afforded to the Corporation by any agreement (other than any other Finance Document) or applicable law is hereby irrevocably waived to the extent permitted by law.
6.17    Marshalling
The Corporation hereby waives any rights it may have under applicable law to assert the doctrine of marshalling or to otherwise require the Lender or any Receiver to marshal any Collateral Property or the property of any other person for the benefit of the Company.
6.18    Rights in Addition

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The rights conferred by this ARTICLE 6 are in addition to, and not in substitution for, any other rights the Lender may have under this Debenture, at law, in equity or by or under applicable law or any Finance Document or other agreement. The Lender may proceed by way of any action, suit or other proceeding at law or in equity, including (a) the right to take proceedings in any court of competent jurisdiction for the sale or foreclosure of the Collateral Property and (b) filing proofs of claim and other documentation to establish the claims of the Lender in any proceeding relating to the Corporation. No right of the Lender or any Receiver shall be exclusive of or dependent on any other. Any such right may be exercised separately or in combination, and at any time. The exercise by the Lender or any Receiver of any right hereunder does not preclude the Lender or any Receiver from further exercise of such right in accordance with this Debenture.
6.19    Application of Proceeds
Each Recovery received by the Lender will be applied by the Lender as follows:

(a)
First, to the payment in full of the Secured Obligations due and owing to the Lender and/or any other Indemnified Party under the Secured Documents in such order as the Lender sees fit, or otherwise to be held by the Lender as security for the Secured Obligations, at its discretion, and

(b)
Second, after all Secured Obligations are paid in full in accordance with paragraph (a) above, to pay the Corporation, unless otherwise directed by any order of any competent governmental authority, or as required by applicable law.

The fact that the Lender may make a payment pursuant to paragraph (b) above or may determine that the Secured Obligations have been paid in full, will not thereafter prevent the Lender from applying any further Recovery in the order set out in this Section 6.19.
ARTICLE 7
GENERAL
7.1    Holder Exclusively Entitled
The holder of this Debenture and the Debenture Delivery Agreement from time to time will be regarded as exclusively entitled to the benefit of this Debenture and all persons may act accordingly.
7.2    Security in Addition
The Security does not replace or otherwise affect any existing or future Encumbrance held by the Lender. Neither the taking of any proceeding, judicial or extra-judicial, nor the refraining from so doing, nor any dealing with any other security for any Secured Obligations shall release or affect the Security except for payment in full. Neither the taking of any proceeding, judicial or extra-judicial, pursuant to this Debenture, nor the refraining from so doing, nor any dealing with any Collateral Property shall release or affect any of the other Encumbrances held by the Lender for the payment or performance of the Secured Obligations.

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7.3    Provisions Reasonable
The Corporation acknowledges that the provisions of this Debenture and, in particular, those respecting rights of the Lender or any Receiver against the Corporation, its property and any Collateral Property upon the occurrence of a Default, are commercially reasonable and not manifestly unreasonable.
7.4    No Merger
This Debenture shall not operate by way of a merger of the Secured Obligations or of any guarantee or agreement or other document or Instrument by which the Secured Obligations now or at any time hereafter may be represented or evidenced. Neither the taking of any judgment nor the exercise of any power of seizure or disposition shall extinguish the liability of the Corporation to pay and perform the Secured Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation. No covenant, representation or warranty of the Corporation herein shall merge in any judgment.
7.5    Notices
Any notice, demand, consent, approval or other communication (in this Section, a “Notice”) to be made or given under or in connection with this Debenture shall be in writing and may be made or given by personal delivery or by facsimile addressed to the respective parties at the addresses set out in any Finance Document or to such other address as such party may from time to time notify the other in accordance with this Section 7.5. Any notice made or given by personal delivery shall be conclusively deemed to have been given at the time of actual delivery or, if made or given by facsimile, at the time of sending if sent before 4:00 p.m. (in the place of intended receipt) on a Business Day or if sent otherwise at the opening of business on the first Business Day following the transmittal thereof.
7.6    Time of the Essence
Time is and shall remain of the essence of this Debenture and each of its provisions.
7.7    Governing Law
This Debenture shall be governed by, and construed and interpreted in accordance with, the laws in force in the Province of Ontario, including the federal laws of Canada applicable therein, but excluding conflict of law rules. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Lender under the laws of any other jurisdiction where Collateral Property may be located. The Corporation irrevocably attorns to and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario located at Toronto with respect to any matter arising hereunder or related hereto.
7.8    Security Effective Immediately
Neither the issuance nor registration of, or any filings with respect to, this Debenture, nor any partial advance or extension of credit by the Lender, shall bind the Lender to advance any

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amounts, grant any credit or supply any financial services to the Corporation, but the Security shall take effect forthwith upon the issuance of this Debenture by the Corporation with respect to Collateral Property in which the Corporation has rights as of the date hereof.
7.9    Entire Agreement
There are no representations, warranties, covenants, agreements or acknowledgments whether direct or collateral, express or implied, that form part of or affect this Debenture or any Collateral Property, other than as expressed herein and other than as may be expressed in the Debenture Delivery Agreement and any Finance Document. The execution of this Debenture has not been induced by, nor does the Corporation rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Debenture, the Debenture Delivery Agreement or any Finance Document.
7.10    Invalidity
If any provision of this Debenture is found by a final judgment to be invalid or unenforceable, that provision shall be deemed to be severed herefrom and the remaining provisions of this Debenture shall not be affected thereby but shall remain valid and enforceable. The Corporation shall, at the request of the Lender, negotiate in good faith with the Lender to replace any invalid or unenforceable provision contained in this Debenture with a valid and enforceable provision that has the commercial effect as close as possible to that of the invalid or unenforceable provision, to the extent permitted by law.
7.11    Transfer of Debenture
This Debenture may only be transferred pursuant to and in accordance with the provisions of the Debenture Delivery Agreement.
7.12    Binding Effect
This Debenture shall enure to the benefit of the Lender, any Receiver, each other Indemnified Party and their respective successors and permitted assigns and any subsequent holder of this Debenture and shall be binding on the Corporation, its legal representatives (including receivers) and its successors. Each reference in the Debenture to the Lender, any Receiver or any other Indemnified Party shall be construed so as to include (where the context so admits) its successors and permitted assigns.
7.13    Debenture Lost or Stolen
If this Debenture is mutilated, lost, stolen or destroyed, the Corporation shall, upon being furnished with evidence satisfactory to it of such mutilation, loss, theft or destruction, issue and deliver a new Debenture of like date and tenor as the one mutilated, lost, stolen or destroyed, in exchange for, in place of and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for the lost, stolen or destroyed Debenture.
7.14    Statutory Waivers

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7.14.1    General. To the fullest extent permitted by applicable law, the Corporation waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the rights of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.
7.15    Land Registration Provisions
7.15.1    Covenants 1.v and 1.vi deemed to be included in a charge by subsection 7(1) of the Land Registration Reform Act (Ontario) are expressly excluded.
7.15.2    Covenant 1.vii deemed to be included in a charge by subsection 7(1) of the Land Registration Reform Act (Ontario) is expressly varied by providing that the Corporation or its successors and assigns will, before and after default, execute such assurances of the property herein described and do such other acts, at the Corporation’s expense, as may be reasonably required by the Lender.
7.15.3    Where a conflict exists between the terms of this Debenture and the Standard Charge Terms number referred to in any Charge/Mortgage of Land to which this Debenture may be annexed as a schedule for the purpose of registration in any Land Registry Office, which terms are filed as such number in such Land Registry Office, the terms of this Debenture shall prevail.
7.16    Currency
All references in this Debenture to monetary amounts, unless specifically provided, are to lawful currency of Canada. All sums of money payable under this Debenture shall be paid in the currency in which such sums are incurred or expressed as due hereunder.
7.17    Limitation Period
The parties hereto agree to extend the limitation period under the Limitations Act, 2002 (Ontario), other than one established by Section 15 of that Act, applicable to this Debenture, and each provision hereof and any claim thereunder, to six (6) years, save and except to the extent the Real Property Limitations Act (Ontario) applies to any particular provision hereof or claim arising thereunder requiring a shorter limitation period which cannot be waived by an agreement made on this date.
7.18    Change
No agreement purporting to change (other than an agreement purporting to waive performance or compliance with) any provision of this Debenture shall be binding upon the Corporation, the Lender, any Receiver or any other Indemnified Party unless that agreement is in writing and signed by the Corporation and the Lender. No waiver of performance or compliance with any provision hereof shall be binding upon any party hereto unless such waiver is in writing signed by the party sought to be bound thereby.
7.19    Receipt of Copy

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The Corporation acknowledges receipt of a copy of this Debenture and copies of the verification statements pertaining to the financing statements filed under the PPSA and under the personal property security statutes of other provinces by the Lender, in respect of this Debenture. To the extent permitted by applicable law, the Corporation irrevocably waives the right to receive a copy of each financing statement or financing change statement (or any verification statement pertaining thereto) filed under the PPSA or under such other personal property security statutes by the Lender in respect of this Debenture or any other security agreement, and releases any and all claims or causes of action it may have against the Lender for failure to provide any such copy.
7.20    Information
At any time the Lender may provide to any person that claims an interest in Collateral Property copies of this Debenture or information about it or about the Collateral Property or the Secured Obligations.
7.21    Discharge
The Security over any Collateral Property shall automatically be released and discharged upon the disposition by the Borrower in accordance with the Credit Agreement of such Collateral Property without the requirement of any consent or acknowledgment by the Lender or any other person and, so long as no Default has occurred and is continuing, the Lender agrees to do such things and execute such documents (all at the cost and expense of the Corporation) as may be reasonably requested by the Corporation for the purpose of evidencing such release and discharge.
7.22    Credit Agreement to Govern
If there is any conflict, inconsistency or discrepancy between the provisions of this Debenture and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall govern and apply to the extent of the conflict, inconsistency or discrepancy.
7.23    Execution
This Debenture is delivered to and held by the Lender pursuant to the terms of, and enforcement hereof shall be subject to, the Debenture Delivery Agreement between the Corporation and the Lender. This Debenture shall not be deemed to have been redeemed by reason of the account of the Corporation having ceased to be in debit while this Debenture is held by the Lender pursuant to the Debenture Delivery Agreement and no payment to the Lender shall reduce the amount owing under this Debenture unless specifically appropriated to and noted on this Debenture at the time of payment.

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TO WITNESS THIS DEBENTURE, the Corporation has caused this Debenture to be duly issued as of the date set out at the commencement hereof.

ZEPHYR FARMS LIMITED
By:	/s/ Thomas Schneider
	Name:	c/s
Title: President

By:	/s/ Wayne Curtis
Name:
Title: Corporate Secretary
I/We have authority to bind the Corporation

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SCHEDULE 1.1
DEFINITIONS

1.	Defined Terms
Unless the context otherwise requires, in this Debenture the following terms are used with their corresponding defined meanings:
“Accounts” means all accounts, including debts, claims and demands of any kind whatever, claims against the Crown and claims under insurance policies and rights to receive royalties or licence fees, which are now owned by or are due, owing or accruing due to the Corporation or which may hereafter be owned by or become due, owing or accruing due to the Corporation or in which the Corporation now or hereafter has any other rights, and (where the context so admits) any item or part thereof.
“Business Day” means a day which is not a Saturday or a Sunday on which banks and trust companies are generally open for business in Toronto, Canada and in Seoul, Republic of Korea.
“Chattel Paper” means all chattel paper in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.
“Collateral Property” means all of the assets and rights made subject to the Encumbrances created under this Debenture, wherever located, now or hereafter owned by the Corporation or in or to which the Corporation now or hereafter has rights, including all such rights, and (as the context so admits) any item or part thereof.
“Corporation” means Zephyr Farms Limited, existing as at the date hereof as a corporation incorporated under the laws of the Province of Ontario.
“Credit Agreement” has the meaning ascribed to it in the Debenture Delivery Agreement.
“Debenture” means this debenture. The terms “this Debenture”, “hereof”, “hereunder” and similar expressions refer to this Debenture and not to any particular Article, Section, Subsection, paragraph, clause or other portion of this Debenture. Each reference to a “Schedule” in this Debenture is a reference to a Schedule attached to this Debenture which shall form an integral part hereof.
“Debenture Delivery Agreement” at any time means the debenture delivery agreement then in effect entered into between the Corporation and the Lender (or its predecessor) pursuant to which this Debenture is issued to and/or held by the Lender.
“Default” means any default, breach, failure, event, state or condition described in paragraphs (a), (b) or (c) of Section 5.2.
“Default Rate” means twenty-five percent (25%) per annum.

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“Documents of Title” means all documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading, in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.
“Encumbrance” means any mortgage, charge, pledge, hypothecation, lien, encumbrance, assignment by way of security or other security interest or any other arrangement having the effect of conferring security or securing any obligation of any person including a conditional sale, hire purchase or finance lease or other title retention agreement or any arrangement whereby rights are subordinated to the rights of a third party.
“Equipment” means all goods in which the Corporation now or hereafter has rights, other than Inventory or consumer goods, including all tools, apparatus, plant, furniture, fixtures, equipment, machinery, vehicles, and (as the context so admits) any item or part thereof.
“Finance Document” at any time means a “Finance Document” referred to and defined in the Debenture Delivery Agreement.
“Indemnified Party” is used with the defined meaning assigned in Section 4.8.
“Insolvency Event” means, with respect to any person, that such person does not pay or perform its obligations generally as they become due or admits its inability to pay or perform its debts generally, that such person commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada), any Insolvency Proceeding is instituted by or against that person (excluding any Insolvency Proceeding being contested by that person in good faith by appropriate proceedings so long as enforcement remains stayed, none of the relief sought is granted (either on an interim or permanent basis) and such Insolvency Proceeding is dismissed within 30 days of its commencement), or that person takes corporate action to authorize any of the actions set forth above in this definition.
“Insolvency Proceeding” means, with respect to any person, any proceeding contemplated by any application, petition, assignment, filing of notice or other means, whether voluntary or involuntary under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any other like, equivalent or analogous legislation of any jurisdiction seeking any moratorium, reorganization, adjustment, composition, proposal, compromise, arrangement or other like or similar relief in respect of any or all of the obligations of that person, seeking the winding up, liquidation or dissolution of that person or all or any part of its businesses, undertakings, properties and assets, seeking any order declaring, finding or adjudging that person insolvent or bankrupt, seeking the appointment (provisional, interim or permanent) of any receiver or resulting, by operation of law, in the bankruptcy of that person.
“Instruments” means all letters of credit, advices of credit and all other instruments in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.

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“Intangibles” means all intangibles, all IP Licences and all authorizations of whatever kind in which the Corporation now or hereafter has rights, including all of the Corporation’s choses in action, contractual rights, goodwill and Intellectual Property, and (as the context so admits) any item or part thereof.
“Intellectual Property” means trade secrets, confidential information and know-how, Software, patents, trade marks, patent or trade mark rights, registrations and applications, designs, logos, indicia, trade names, corporate names, company names, domain names, business names, trade styles, business identifiers, fictitious business names or characters, copyrights and copyright registrations and applications, integrated circuit topography rights, registrations and applications, semi-conductor chip rights, designs, design patents and other industrial design rights, registrations and applications, goodwill, letters patent and other industrial or intellectual property of whatever kind in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.
“Inventory” means all inventory of whatever kind in which the Corporation now or hereafter has rights, including all goods, wares, merchandise, materials, supplies, raw materials, goods in process, finished goods and other tangible personal property, including all goods, wares, materials and merchandise used or procured for packing or storing thereof, now or hereafter held for sale, lease, resale or exchange or that are to be furnished or have been furnished under a contract of service or that are used or consumed in the business of the Corporation, and (as the context so admits) any item or part thereof.
“Investment Property” means all investment property in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.
“IP Licence” means any licence agreement pursuant to which the Corporation is granted a right to use Intellectual Property or the Corporation grants a right to use Intellectual Property.
“Lender” means Samsung Heavy Industries Co., Ltd., the initial holder of this Debenture, and any transferee of this Debenture pursuant to Section 7.11.
“Licence” means (i) any authorization from any governmental authority having jurisdiction with respect to the Corporation or its assets, (ii) any authorization from any person granting any easement or licence with respect to any real or immovable property and (iii) any IP Licence.
“Money” means all money in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.
“Mortgages Act” means the Mortgages Act of the Province of Ontario.
“PPSA” means the Personal Property Security Act of the Province of Ontario and the orders and regulations made pursuant thereto.

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“Permitted Encumbrances” means Encumbrances in Collateral Property expressly permitted to be created and subsist in accordance with the provisions of the Finance Documents.
“Proceeds” means all proceeds in any form derived directly or indirectly from any disposal of or other dealing with any assets, or that indemnifies or compensates for such assets stolen, lost, destroyed or damaged, and proceeds of Proceeds whether or not of the same type, class or kind as the original Proceeds, and (as the context so admits) any item or part thereof.
“Receiver” means any receiver (other than a trustee-in-bankruptcy) for the Collateral Property or any of the assets of the Corporation appointed by the Lender pursuant to this Debenture or by a court on application by the Lender.
“Records” means all books, accounts, invoices, letters, papers, security certificates, documents and other records in any form evidencing or relating in any way to any item or part of the Collateral Property and all agreements, Licences and other rights and benefits in respect thereof, and (as the context so admits) any item or part thereof.
“Recovery” means any monies received or recovered by the Lender pursuant to this Debenture on account of the Secured Obligations, whether pursuant to any enforcement of the Security, any proceeding, any settlement thereof or otherwise.
“Replacements” means all increases, additions and accessions to, and all substitutions for and replacements of, any item or part of the Collateral Property, and (as the context so admits) any item or part thereof.
“Secured Documents” at any time means this Debenture, the Debenture Delivery Agreement and the Finance Documents, and (as the context so admits) each and any of them.
“Secured Obligations” means all obligations of the Corporation and the Guarantor (as defined from time to time in the Credit Agreement) now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, under the Finance Documents.
“Securities” means all shares, stock, warrants, bonds, debentures, debenture stock, bills, notes and other securities in which the Corporation nor or hereafter has rights, and (as the context so admits) any item or part thereof.
“Security” means any and all Encumbrances granted by the Corporation to the Lender in this Debenture.
“Security Entitlement” means a security entitlement now or hereafter held by the Corporation.
“Software” means computer programs and databases owned by or licenced to the Corporation in whatever form and on whatever medium those programs or databases might be expressed, fixed, embodied or stored from time to time, including the object code and

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source code versions thereof and all corrections, updates, enhancements, translations, modifications, derivations and new versions thereof, together with both the media upon or in which such software and databases are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips), and all flow charts, manuals, instructions, documentation and other material relating thereto.
“STA” means the Securities Transfer Act, 2006 (Ontario).
“Turbine Supply Agreement” has the meaning ascribed to it in the Debenture Delivery Agreement.
“Unlimited Company” means any unlimited company incorporated or otherwise constituted under the laws of the Province of Nova Scotia or any similar body corporate formed under the laws of any other jurisdiction whose members may at any time become responsible for any of the obligations of that body corporate.
“Unlimited Liability Shares” means member or shareholder interests in an Unlimited Company in which the Corporation now or hereafter has rights, and (as the context so admits) any item or part thereof.

2.	Extended Meanings
To the extent the context so admits, in this Security Agreement the following words and expressions shall be given the extended meanings set out opposite them:
an “agreement” - any agreement, oral or written, simple contract or specialty, bond, bill of exchange, indenture, instrument or undertaking.
an “authorization” – any authorization, approval, consent, exemption, licence, permit, franchise, quota, privilege or no-action letter from any governmental authority or from any person in connection with any easements or contractual rights.
an “asset” - any undertaking, business, property (real, personal or mixed, tangible or intangible) goodwill or other asset.
“change” - change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive.
“claim” - claim, claim over, cross-claim, counter-claim, defence, demand, liability, suit, action or proceeding, judgment, order or award of any court, other governmental authority, arbitrator or other alternative dispute resolution authority.
“dispose” - sell, transfer, assign or otherwise dispose of any asset, or the commercial benefits of use or ownership of any asset, including the right to profit or gain therefrom, whether in a single transaction or in a series of related transactions.

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a “document” - a written agreement, consent, waiver, certificate, notice or other written document or instrument.
a “final judgment” - a judgment, order, declaration or award of a court, other governmental authority, arbitrator or other alternative dispute resolution authority of competent jurisdiction from which no appeal may be made or from which all rights of appeal have expired or been exhausted.
a “government” - (i) the Crown in right of Canada or in the right of any Province of Canada, (ii) the government of a Territory in Canada, (iii) a municipality in Canada or (iv) the government of a foreign country or any political subdivision of it.
a “governmental authority” – any court, administrative tribunal, regulatory authority, government, union of nations or any agency or other authority of a government or union of nations.
“include” - include without limitation, and such term shall not be construed to limit any word or statement which it follows to the specific items or matters immediately following it or similar terms or matters.
“losses and expenses” - losses, costs, expenses, damages, penalties and judgments and awards of any court or other governmental authority, arbitrator, mediator or other alternative dispute resolution authority, including any applicable awarded costs, and legal fees and disbursements on a full indemnity basis.
“obligations” - indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise.
“paid in full” in relation to any payment obligation owing to any person (the “obligee”) - permanent, indefeasible and irrevocable payment in cash (or other freely available funds transfer as may be expressly provided for in the applicable document creating or evidencing such payment obligation) to the applicable obligee in full of such payment obligation in accordance with the express provisions of the applicable document creating or evidencing such payment obligation, without regard to any compromise, reduction or disallowance of all or any item or part thereof by virtue of the application of any bankruptcy, insolvency, fraudulent conveyance, assignment, preference or other similar such laws, any law affecting creditors’ rights generally or general principles of equity, and, if applicable, the cancellation or expiry of any commitment of the obligee to lend or otherwise extend credit.
a “person” - an individual, including an individual in his or her capacity as trustee, executor, administrator or other representative, a sole proprietorship, a partnership, an unincorporated association, an unincorporated syndicate, an unincorporated organization, a trust, including a business trust, a body corporate organized under the laws of any jurisdiction, a government or agency of a government or any other legal or commercial entity.

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a “proceeding” - any proceeding, legal action, lawsuit, arbitration, mediation, alternative dispute resolution proceeding or other proceeding.
a “receiver” - a privately appointed or court appointed receiver or receiver and manager, or, except in the definition of “Receiver”, an interim receiver, liquidator, trustee in bankruptcy, administrator, administrative receiver and any other like or similar official.
a “representative” - any person empowered to act for another, including an agent, director, officer or employee of a body corporate or an association and a trustee, executor or administrator of an estate.
“rights” - rights, titles, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise.
“set-off” - any right or obligation of set-off, compensation, offset, combination of accounts, netting, retention, withholding, reduction, abatement, deduction, counter-claim, cross-claim or any similar right or obligation, or (as the context requires) any exercise of any such right or performance of such obligation.
a “successor” of a person (the “relevant party”) - (i) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging body corporates, (ii) any person resulting from any court approved arrangement of which the relevant party or any of its successors is party, (iii) any person to whom all or substantially all the assets of the relevant party is transferred, (iv) any body corporate resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (v) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any person referred to in clause (i), (ii), (iii) or (iv) of this definition.
“written” and “in writing” - an original writing, a pdf or facsimile copy of a writing or an e-mail.

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SCHEDULE 3.1(A)(I)
FREEHOLD PROPERTY

- NIL -

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SCHEDULE 3.1(A)(II)
LEASEHOLD REAL PROPERTY
A.    Leased Property

Province	Description
Ontario
PIN 43354-0057 (LT), being part Lot 14-15 Con 14 Brooke as in L689549 and L689546, subject to BR22134, BR22138, L147144, L176950, L321706, L321708, Brooke-Alvinston; PIN 43354-0054 (LT), being part Lot 13 Con 14 Brooke as in L892018, Brooke-Alvinston.

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